SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 26, 2006

(Date of earliest event report)
WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation or		Number)
organization)
Federal Way, Washington 98063-9777

(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549
ITEM 7.01. REGULATION FD DISCLOSURE
On April 26, 2006, Weyerhaeuser Company issued a press release stating the following:
Weyerhaeuser Considers Alternatives for Fine Paper Business
FEDERAL WAY, Wash. (April 26, 2006) — Weyerhaeuser Company (NYSE: WY) today announced that, as part of its strategic review, it is considering alternatives for its fine paper business. The alternatives range from continuing to hold and operate the assets to a possible sale or other disposition.
The company said it is in active discussions with several parties, but there is no assurance that these discussions will lead to an agreement or result in a transaction.
“These are excellent assets operated by dedicated and knowledgeable employees who continue to make these mills among the best in the white paper industry,” said Steven R. Rogel, chairman, president and chief executive officer. “I appreciate our employees’ ongoing efforts to work safely and serve customers while we complete this review.”
Weyerhaeuser Company, one of the world’s largest integrated forest products companies, was incorporated in 1900. In 2005, sales were $22.6 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser’s businesses, products and practices is available at http://www.weyerhaeuser.com.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	/s/ Jeanne Hillman

Its:	Vice President and
Chief Accounting Officer
Date: April 26, 2006